Exhibit 99.1

ExamWorks Reports First Quarter 2016 Financial Results

ATLANTA, GA. May 10, 2016 – ExamWorks Group, Inc. (NYSE: EXAM), a leading provider of independent medical examinations, peer reviews, bill reviews, Medicare compliance services, case management services, record retrieval services, document management services and other related services (“IME services”) today reported financial results for the first quarter of 2016.

First Quarter 2016 Highlights

●

Revenues for the first quarter of 2016 were $226.5 million, an increase of $30.2 million, or 15.4%, over the year-ago quarter revenues of $196.3 million. On a constant currency basis, revenues increased 18.2% with organically generated revenues increasing 6.1% during the first quarter of 2016. Currency headwinds negatively impacted reported revenues this quarter by approximately $5.6 million when compared to the prior year quarter.

●

Adjusted EBITDA for the first quarter of 2016 was $37.5 million (16.6% of revenues), an increase of $5.5 million, or 17.2%, over the year-ago quarter adjusted EBITDA of $32.0 million. Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net income below and is not a substitute for the GAAP equivalent.

Other Highlights

●

Merger Agreement – On April 27, 2016, ExamWorks entered into a definitive agreement to be acquired by an affiliate of Leonard Green & Partners, L.P. for $35.05 per share in cash. The acquisition is subject to approval from ExamWorks stockholders and other customary closing conditions. The transaction is currently expected to close in the third quarter of 2016. In accordance with the merger agreement’s “go shop” provision, the Company will conduct a market test for 25 business days concluding June 1, 2016.

●	National Accounts

o

The Company continues to serve seven national accounts in the United States. With this release, the Company was expecting to announce a new national account bringing the total count to eight. While we expect that ultimately this client will become a national account, as of this time they have instead decided to significantly reduce the number of vendors on the panel and reevaluate the move to a mandated national program later this year. Because of the reduced number of vendors, we do continue to expect that this customer will contribute towards our US IME organic growth this year.

●	Acquisitions

o	Completed the following previously announced acquisitions in 2016 for total consideration of approximately $97.0 million and which generate aggregate annual revenues of approximately $66.0 million:

■	ABI (January 8, 2016) – United States
■	AMR (January 19, 2016) - United States
■	Prizm (April 5, 2016) – United States

●

2016 Guidance – Management has suspended the issuance of earnings guidance in light of the Company entering into a definitive merger agreement with affiliates of Leonard Green & Partners, L.P. Seller projections that were provided to Leonard Green & Partners, L.P. in connection with this transaction, together with other relevant information about the background and reasons for the transaction, will also be provided in the proxy statement seeking stockholder approval, a preliminary version of which is expected to be filed with the Securities and Exchange Commission (the “SEC”) on or about May 17, 2016.

Financial Review

Revenues – For the three months ended March 31, 2016, revenues were $226.5 million, an increase of 15.4% over the $196.3 million of revenues generated in the first quarter of 2015.

Below is a table presenting our reported revenues and growth rates for each of the regions we serve.

Reported Revenues
(In thousands except %)

	Three Months Ended March 31,
	2015	2016	As Reported	Constant FX (a)	Organic Constant FX (a)
United States	$121,718	$149,440	22.8%	22.8%	5.1%
United Kingdom	47,444	47,933	1.0%	6.9%	2.7%
Australia	19,205	19,676	2.5%	11.6%	11.6%
Canada	7,949	9,454	18.9%	31.7%	28.6%
Total	$196,316	$226,503	15.4%	18.2%	6.1%

(a) The constant FX columns represent growth rates excluding the effects of currency.

Costs of revenues – For the three months ended March 31, 2016, costs of revenues were $149.1 million, an increase of 16.3% over the $128.2 million in costs of revenues in the first quarter of 2015. The increase was primarily due to increased revenues. Costs of revenues as a percentage of revenues for the first quarter of 2016 were 65.8% compared to 65.3% in the prior year quarter due to changes in sales mix. Included in costs of revenues in the first quarter of 2015 and 2016 are approximately $469,000 and $307,000 of share-based compensation expenses, respectively.

Selling, general and administrative expenses (“SGA”) – For the three months ended March 31, 2016, SGA expenses were $47.3 million, an increase of 12.1% over the $42.2 million in SGA expenses in the first quarter of 2015. Adjusted SGA as a percentage of revenue was 17.7% in the first quarter of 2016 an improvement over the 18.7% in the comparable prior year period. This improvement was due to organic growth and an improved cost structure in our U.K. business. Adjusted SGA excludes the impact of share based compensation and acquisition-related transaction costs and other expenses that are added back to arrive at adjusted EBITDA. Included in SGA expenses in the first quarter of 2016 are $5.1 million in share-based compensation expenses and $2.0 million in acquisition-related transaction costs and other expenses. Included in SGA expenses in the first quarter of 2015 are $5.7 million in share-based compensation expenses and ($172,000) in acquisition-related transaction costs and other expenses.

Depreciation and amortization expenses (“D&A”) – For the three months ended March 31, 2016, D&A expenses were $16.6 million, an increase of 12.2% from the $14.8 million in D&A expenses in the first quarter of 2015. The increase was due to the amortization of finite lived intangibles resulting from recent acquisitions offset by decreased amortization for intangible assets becoming fully amortized in 2015 and 2016. For the three months ended March 31, 2016, amortization expense was $14.7 million and depreciation expense was $1.9 million.

Interest and other expenses, net – For the three months ended March 31, 2016, interest and other expenses, net, were $8.4 million, a 5.0% increase over the $8.0 million in interest and other expenses, net in the first quarter of 2015.

Adjusted EBITDA – For the three months ended March 31, 2016, adjusted EBITDA was $37.5 million, an increase of 17.2% over the $32.0 million of adjusted EBITDA generated in the first quarter of 2015.

Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net income below and is not a substitute for the GAAP equivalent.

Other financial data – For the three months ended March 31, 2016, we generated $15.8 million of cash flow from operations compared to $6.2 million for the prior year quarter. We ended the quarter with $16.0 million of cash on hand and $250.0 million available under our senior secured revolving credit facility. Additionally, we ended the quarter with $582.6 million of total debt, consisting of $500.0 million of notes due April 2023, $50.0 million outstanding under our senior secured revolving credit facility and $32.6 million outstanding under our UK discount facilities. Our total leverage to adjusted EBITDA as of the end of the first quarter, calculated in accordance with our senior secured credit facility, was approximately 3.7x.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations, peer reviews, bill reviews, Medicare compliance services, case management services, record retrieval services, document management services and other related services (“IME services”). We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing clients a national presence while maintaining the local service and capabilities they need and expect.

Non-GAAP Financial Measures

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other (income) expenses. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition-related costs, income tax status, and other items of a non-operational nature that affect comparability.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Below is a table presenting a reconciliation to Adjusted EBITDA from net income, the most comparable GAAP measure, for each of the periods indicated.

Important Additional Information

In connection with the proposed merger, ExamWorks intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, ExamWorks will distribute the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed merger. SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT EXAMWORKS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by ExamWorks with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by ExamWorks via ExamWorks’ Investor Relations section of its website at www.examworks.com or by contacting Investor Relations by directing a request to ExamWorks, Attention: Investor Relations, 3280 Peachtree Road, Suite 2625, Atlanta, Georgia, 30305, or by calling 404-952-2400.

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. ExamWorks, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the shareholders of ExamWorks in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ExamWorks stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in ExamWorks proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2015, its Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2015, which were filed with the SEC on March 26, 2016 and April 29, 2016, respectively, and in subsequent documents filed with the SEC. These documents (when available) may be obtained for free at the SEC’s website at www.sec.gov and via ExamWorks’ Investor Relations section of its website at www.examworks.com.

Forward-Looking Statements

Statements made in this press release that express ExamWorks’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements may include information concerning ExamWorks’ possible or assumed future results of operations, including descriptions of ExamWorks’ revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks’ operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks’ control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks’ actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: ExamWorks may be unable to obtain shareholder approval as required for the merger; conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; the merger may involve unexpected costs, liabilities or delays; the business of ExamWorks may suffer as a result of uncertainty surrounding the merger; the outcome of any legal proceedings related to the merger; ExamWorks may be adversely affected by other economic, business, and/or competitive factors; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the ability to recognize benefits of the merger; risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; the risks described from time to time in ExamWorks reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of ExamWorks’ filings with the SEC; general industry and economic conditions; our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our increasing reliance on national account clients; our ability to secure additional financing; regulation of our industry; our information technology systems and the risk of security and data breaches; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to monitor and retain qualified physicians and other medical providers; our ability to obtain, retain and grow customer relationships; our ability to provide accurate health-related risk assessment analyses of data; our ability to comply with existing and future regulation; our ability to retain key management personnel; and restrictions in our credit facility, senior notes indenture and future indebtedness. In addition, the risks discussed in our periodic reports, registration statements and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

CONTACT:

ExamWorks Group, Inc.

J. Miguel Fernandez de Castro

404-952-2400

Senior Executive Vice President and Chief Financial Officer

investorrelations@examworks.com

SOURCE: ExamWorks Group, Inc.

EXAMWORKS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the three months ended March 31,
	2015	2016

Revenues	$196,316	$226,503
Costs and expenses:
Costs of revenues	128,176	149,126
Selling, general and administrative expenses	42,152	47,339
Depreciation and amortization	14,848	16,636
Total costs and expenses	185,176	213,101
Income from operations	11,140	13,402
Interest and other expenses, net:
Interest expense, net	8,004	8,399
Total interest and other expenses, net	8,004	8,399
Income before income taxes	3,136	5,003
Provision for income taxes	1,112	1,743
Net income	$2,024	$3,260

Per share data:
Net income per share:
Basic	$0.05	$0.08
Diluted	$0.05	$0.08

Weighted average number of common shares outstanding:
Basic	40,418	40,805
Diluted	42,680	42,362

Adjusted EBITDA	$31,952	$37,484

EXAMWORKS GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	December 31,	March 31,
	2015	2016
Assets
Current assets:
Cash and cash equivalents	$47,865	$15,999
Accounts receivable, net	245,449	249,062
Prepaid expenses	16,809	19,914
Other current assets	1,958	1,078
Total current assets	312,081	286,053

Property, equipment and leasehold improvements, net	20,145	22,264
Goodwill	508,297	581,379
Intangible assets, net	84,673	109,409
Long-term accounts receivable, less current portion	62,717	67,495
Deferred tax assets, noncurrent	50,405	40,596
Deferred financing costs, net	2,520	2,386
Other assets	3,969	4,178
Total assets	$1,044,807	$1,113,760
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$60,599	$65,948
Accrued expenses	60,748	55,261
Accrued interest expense	6,245	13,414
Deferred revenue	3,684	3,498
Current portion of contingent earnout obligation	—	2,556
Other current liabilities	9,056	7,282
Total current liabilities	140,332	147,959
Notes payable	493,126	493,359
Senior secured revolving credit facility and working capital facilities	35,243	82,578
Long-term contingent earnout obligation, less current portion	—	5,079
Deferred tax liability, noncurrent	3,333	3,250
Other long-term liabilities	12,738	14,225
Total liabilities	684,772	746,450
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; Authorized 50,000 shares; no shares issued and outstanding at December 31, 2015 and March 31, 2016	—	—
Common stock, $0.0001 par value; Authorized 250,000 shares; issued 42,983 and 43,222 shares at December 31, 2015 and March 31, 2016, respectively	4	4
Additional paid-in capital	446,409	457,193
Accumulated other comprehensive loss	(26,003)	(24,766)
Accumulated deficit	(30,619)	(27,359)
Treasury stock, at cost; Outstanding 1,705 and 2,015 shares at December 31, 2015 and March 31, 2016, respectively	(29,756)	(37,762)
Total stockholders’ equity	360,035	367,310
Total liabilities and stockholders’ equity	$1,044,807	$1,113,760

 EXAMWORKS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the three months ended March 31,
	2015	2016

Operating activities:
Net income	$2,024	$3,260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,848	16,636
Amortization of deferred rent	138	99
Share-based compensation	6,136	5,419
Excess tax benefit related to share-based compensation	(2,086)	(4,766)
Provision for doubtful accounts	1,918	2,116
Amortization of deferred financing costs	587	381
Deferred income taxes	(1,759)	348
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(14,763)	(7,562)
Prepaid expenses and other current assets	1,010	(2,184)
Accounts payable and accrued expenses	4,668	(2,729)
Accrued interest expense	(5,640)	7,169
Deferred revenue and customer deposits	(133)	(108)
Other liabilities	(784)	(2,313)
Net cash provided by operating activities	6,164	15,766
Investing activities:
Cash paid for acquisitions, net	(2,299)	(92,348)
Purchases of building, equipment and leasehold improvements, net	(2,229)	(2,737)
Working capital and other settlements for acquisitions	(91)	(271)
Proceeds from foreign currency net investment hedges	4,812	1,649
Other	(1,250)	(150)
Net cash used in investing activities	(1,057)	(93,857)
Financing activities:
Net borrowings (repayments) under senior secured revolving credit facility	(3,853)	50,000
Excess tax benefit related to share-based compensation	2,086	4,766
Proceeds from the exercise of options and warrants	8,855	582
Payment of contingent earnout obligation	(1,023)	—
Net repayments under working capital facilities	(132)	(1,623)
Purchases of stock for treasury	—	(8,006)
Net cash provided by financing activities	5,933	45,719
Exchange rate impact on cash and cash equivalents	(509)	506
Net increase (decrease) in cash and cash equivalents	10,531	(31,866)
Cash and cash equivalents, beginning of period	9,751	47,865
Cash and cash equivalents, end of period	$20,282	$15,999

EXAMWORKS GROUP, INC. AND SUBSIDIARIES

Reconciliation to Adjusted EBITDA

(In thousands)

(Unaudited)

	For the three months ended March 31,
	2015	2016
Reconciliation to Adjusted EBITDA:
Net income	$2,024	$3,260
Share-based compensation expense (1)	6,136	5,419
Depreciation and amortization	14,848	16,636
Acquisition-related transaction costs	559	1,058
Other (income) expenses (2)	(731)	969
Interest and other expenses, net	8,004	8,399
Provision for income taxes	1,112	1,743
Adjusted EBITDA	31,952	37,484

(1)

Share-based compensation expense of $469,000 and $307,000 is included in costs of revenues for the three months ended March 31, 2015 and 2016, respectively, and the remainder is included in SGA expenses.

(2)

Other (income) expenses consist principally of integration related expenses, such as facility termination, severance, relocation costs and gains or losses on earnout settlements associated with our acquisition strategy.